Exhibit 10.4

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”) is made and entered into as of January 24, 2013 (the “Effective Date”), among Prosper Marketplace, Inc., a Delaware corporation, (“PMI”), Prosper Funding LLC, a Delaware limited liability company and wholly-owned subsidiary of PMI (“PFL”), and FOLIOfn Investments, Inc., a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and organized under the laws of the Commonwealth of Virginia (“Licensee”).

RECITALS

A.            PMI owns certain rights relating to the Licensed Property (as defined below).

B.            PMI and Licensee have entered into a License Agreement, dated as of March 3, 2009 (the “2009 License Agreement”), pursuant to which PMI has licensed Licensee the Licensed Property in connection with the Business (as defined below).

C.            PMI and Licensee also have entered into a Services Agreement, dated March 3, 2009 (which agreement is being amended and restated concurrently herewith), pursuant to which PMI provides certain services to Licensee in connection with the Business (as defined below).

D.            PMI and Licensee also have entered into a Hosting Services Agreement, dated March 3, 2009 (which agreement is being amended and restated currently herewith), pursuant to which Licensee has agreed to host the Licensed Property for PMI’s exclusive use in connection with the Business.

E.           PMI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”), pursuant to which PMI issues and sells notes, the payments of which are tied to the payments made by borrowers on loans owned by PMI.

F.           PMI wishes to provide its note purchasers with greater protection against the possibility of PMI becoming insolvent by having PFL, rather than PMI, sell notes tied to payments made by borrowers on loans owned by PFL.

G.           PFL has filed a Registration Statement on Form S-1 with the SEC, pursuant to which PFL will offer and sell notes, the payments of which will be tied to the payments made by borrowers on loans owned by PFL (the “New Public Offering”).

H.           In connection with the commencement of the New Public Offering, PMI and PFL will enter into an agreement pursuant to which PMI will contribute to PFL all borrower loans owned by PMI, all borrower payment dependent notes issued by PMI, and the on-line peer-to-peer lending platform used to originate borrower loans and issue borrower payment dependent notes (the “P2P Platform”).

I. Effective as of the Effective Date, the Parties therefore desire to amend and restate the terms of the existing License Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Certain Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, that Person.  For purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Exhibit 10.4

“Business” shall mean the operation of an alternative trading system for the trading of certain notes issued by PMI by members of the PMI Internet-based peer-to-peer lending platform who also are customers of Licensee.

“Documentation” shall mean PMI’s printed and electronic documentation, manuals, and instructions relating to the operation of the Licensed Software which PMI delivers to Licensee hereunder.

“Effective Date” shall mean the date of this Agreement as set forth in the preamble hereof.

“Enhancements” shall mean modifications to the Licensed Software requested by Licensee that add significant features to it, including new functionality, capabilities, services and links to Third Party Software, to be delivered by PMI to Licensee.

“Intellectual Property” shall mean all (i) patents, patent applications, patent disclosures, certificates of invention and any related continuations, continuations-in-part, divisionals, reissues or reexaminations; (ii) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; and (vii) copies and tangible embodiments thereof.

“Licensed Property” shall mean the Documentation and the Licensed Software.

“Licensed Software” shall mean that computer software listed on Exhibit A hereto, together with all Updates and Enhancements.

“Object Code” shall mean (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by an operating system after suitable processing and linking but without the intervening steps of compilation or assembly, or (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages).

“Parties” means PMI, PFL and Licensee.

“Party” means PMI, PFL or Licensee.

“Patch” means additional or revised software designed to correct an identified problem with the Software.  A Patch may include revised Documentation.

“Person” shall mean a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, governmental entity or other entity.

“Prosper Parties” means PMI and PFL.

“Prosper Party” means PMI or PFL.

“Source Code” shall mean the human readable form of Object Code and related system documentation, including comments, procedural language and material useful for understanding, implementing and maintaining such instructions (for example, logic manuals, flow charts and principles of operation).

Exhibit 10.4

“Third Party Software” shall mean software that is incorporated into or bundled with the Licensed Software but that is not owned by PMI.

“Update” means any, correction, bug fix or modification to the Licensed Software other than an Enhancement to be delivered by PMI to Licensee.

2.             License.

2.1           Grant of License.  On the terms and subject to the conditions of this Agreement, PMI hereby grants to Licensee, subject to termination as provided herein, an exclusive, non-sublicensable, non-transferable (except as provided herein), royalty-free right and license to use, display and operate the Licensed Software in Object Code form solely for Licensee’s commercial purposes in conducting the Business.  Licensee shall have no right to use the Licensed Property for any purpose outside the Business.

2.2           Restrictions.  Licensee shall not: (i) copy, reverse compile, disassemble, or reverse engineer any portion of Licensed Software, (ii) remove any production identification, copyright notices or proprietary indications from the Licensed Property, (iii) disclose results of any benchmark test of the Licensed Software to any third party without PMI’s prior written approval or (iv) disclose, distribute or publish any portion of the Licensed Property.

2.3           No Other Rights.  Except as provided in this Section 2, nothing in this Agreement shall be deemed to grant any license or rights in any other technology, products or services to Licensee except for rights specifically granted herein with respect to the Licensed Property.  Licensee has no right to utilize or dispose of any Licensed Property beyond the scope of this Section 2.

2.4           Exclusivity.  Licensee (or any Affiliate of Licensee) may, in its sole discretion, develop or operate an alternative trading system (or similar exchange or system) for the trading of notes or securities by members, participants, subscribers (or persons of a similar nature) of an Internet-based peer-to-peer lending platform (howsoever described) that directly or indirectly competes with either or both of the Prosper Parties.

3.             Condition to Agreement.  PMI and Licensee understand and agree that bids from PMI’s P2P Platform members in the marketplace for the secondary trading of notes may only be made by residents of a state that either has declared PMI’s registration statement effective or has an exemption from registration that is applicable to such activity; provided, however, that before bids from PMI P2P Platform members in the marketplace for the secondary trading of notes may be made by residents of a state that has an exemption from registration that is applicable to such activity, PMI must provide Customer a certification by its General Counsel or Secretary attesting to the availability of the exemption.

4.             Updates and Enhancement of Licensed Software.

4.1           No Right to Modify.  Licensee shall not, without the prior written approval of PMI in each instance, modify, correct or change the Licensed Property in any respect.

4.2           Updates and Enhancement. PMI will update and enhance the Licensed Software, from time to time and in its sole discretion.  This Agreement shall apply to all such Updates and Enhancements during the term of this Agreement.

5.             Rights in Intellectual Property.

5.1           Reservation of Rights.  Except as otherwise expressly granted herein, this Agreement does not transfer from either Prosper Party to Licensee any Intellectual Property and all right, title or interest in or to the Licensed Property, or in or to any Intellectual Property of a Prosper Party therein, shall remain solely with such Prosper Party.  Except for the rights expressly granted herein, this Agreement does not transfer from Licensee to either Prosper Party any Intellectual Property and all right, title or interest in or to any Intellectual Property of Licensee will remain solely with Licensee.    The Parties agree that they will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from another Party.

Exhibit 10.4

5.2           Licensee Developments.  Licensee shall own Intellectual Property only to the extent that it independently develops or acquires such Intellectual Property and that it does not infringe on the Licensed Property, or any Updates or Enhancements to the Licensed Software (“Licensee Developments”).

5.3           Benefit.  All use of the Licensed Property shall inure to the benefit of PMI, or, as applicable, its suppliers.

5.4           Injunctive Relief.  Because unauthorized use, disclosure or transfer of the Licensed Property will diminish substantially its value and irrevocably harm PMI, if Licensee materially breaches the provisions of Sections 2 or 8 of this Agreement, PMI shall be entitled to injunctive and/or other equitable relief, in addition to other remedies afforded by law, to prevent a breach of such sections of this Agreement.

5.5           General Skills and Knowledge.  Notwithstanding anything to the contrary in this Agreement, no Party will be prohibited or enjoined at any time from utilizing skills or knowledge of a general nature acquired during the course of providing or using the Licensed Property pursuant to this Agreement, including without limitation, information publicly known or available or that could reasonably be acquired during the course of similar work performed for another.

6.             Indemnification. In addition to, and not in lieu of, such other indemnifications to which the Prosper Parties or Licensee are entitled with regard to use of the Licensed Property (provided, however, that no indemnified party hereunder or under any other indemnification receive more than one entire indemnity (including costs) for an indemnified loss), the Parties hereto agree to indemnify each other as follows:

6.1           Infringement.  If any Licensed Property provided to Licensee by PMI is held to infringe a United States patent, copyright trade secret or trademark right of a third party, PMI may, at its own expense, and in its sole discretion, (a) procure for Licensee the right to continue to use the allegedly infringing Licensed Property; (b) replace or modify the Licensed Property to make it non-infringing so long as the replacement to or modification of Licensed Software provide substantially the same functional, performance and operational features as the infringing software which is being replaced or modified; or (c) to the extent that the activities under clauses (a) and (b) above are not commercially reasonable, terminate this Agreement with respect to the allegedly infringing Licensed Property and accept the return of the Licensed Software and related Documentation.

6.2           Indemnification by PMI.

(a)           PMI agrees to defend any claims or suits brought against Licensee and, subject to the limitations set forth in Section 6.1, will indemnify and hold it harmless against any award of damages and costs made against it by settlement or a final judgment of a court of competent jurisdiction in any suit insofar as, and only to the extent that, the same is based on a claim by any Person (other than Licensee or a Licensee Affiliate) that the Licensed Property infringes any United States patent, copyright or trademark or misappropriates any trade secret (a “Licensee Claim”).  Licensee shall give PMI prompt written notice of any Licensee Claim.

(b)           PMI shall have sole control over the defense of any Licensee Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) PMI may not partially settle any Licensee Claim without the written consent of Licensee, unless such settlement releases Licensee fully from such claim, (ii) PMI shall promptly provide Licensee with copies of all pleadings or similar document relating to any Licensee Claim, (iii) PMI shall consult with Licensee with respect to the defense and settlement of any Licensee Claim, and (iv) in any litigation to which Licensee is a party, Licensee shall be entitled to be separately represented at its own expense by counsel of its own selection.

Exhibit 10.4

(c)           PMI shall have no liability for any Licensee Claim or any other claim of intellectual property infringement or trade secret misappropriation to the extent (i) such infringement is based upon adherence to specifications, designs or instructions furnished by Licensee, (ii) such claim is based upon the combination, operation or use of any Licensed Property with products or content owned by any Person other than PMI, including without limitation Licensee Developments, (iii) such claim is based upon the combination of any Licensed Property or modification of any products or content supplied by any Person other than PMI, (iv) such claim is based upon use of Licensed Property in a manner which is inconsistent with the terms of this Agreement if such infringement would not have occurred except for such use, or (v) such claim is based upon use of a version of the Licensed Property other than the latest version of the Licensed Property, which has been delivered by PMI to Licensee, to the extent such latest version provides substantially all of the same functional, performance and operational features as the prior version, and to the extent such claim could have been avoided by use of the latest version.

6.3           Indemnification by Licensee.

(a)           Licensee agrees to defend any claims or suits brought against either or both of the Prosper Parties or any of their Affiliates (“Licensor Claims”), and will indemnify and hold them harmless against any award or damages and costs made against them by settlement or a final judgment of a court of competent jurisdiction in any suit insofar as, and only to the extent that, the same is based on a claim by any Person (other than a Prosper Party or a Prosper Party Affiliate) (i) arising from the use of the Licensed Property, other than claims for which PMI indemnifies Licensee pursuant to Section 6.2(a) or (ii) the violation by Licensee of any applicable law, rule, regulation or order in any jurisdiction.  The relevant Prosper Parties shall give Licensee prompt written notice of any Licensor Claim.

(b)           Licensee shall have sole control over the defense of any Licensor Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) Licensee may not partially settle any Licensor Claim without the written consent of the relevant Prosper Parties and any of their Affiliates affected thereby, unless such settlement releases such Prosper Parties and all such Affiliates fully from such claim, (ii) Licensee shall promptly provide the relevant Prosper Parties with copies of all pleadings or similar document relating to any Licensor Claim, (iii) Licensee shall consult with the relevant Prosper Parties with respect to the defense and settlement of any Licensor Claim, and (iv) in any litigation to which a Prosper Party is a party, such Prosper Party shall be entitled to be separately represented at its own expense by counsel of its own selection.

6.4           Limited Indemnification by PMI.

(a)           PMI agrees to defend any claims or suits brought against PFL (“PFL Claims”), and will indemnify and hold PFL harmless against any award or damages and costs made against PFL by settlement or a final judgment of a court of competent jurisdiction in any suit insofar as, and only to the extent that, the same is based on a claim by any Person arising from any acts or omissions of PMI occurring before the Changeover Date (as defined below).  PFL shall give PMI prompt written notice of any PFL Claim.

(b)           PMI shall have sole control over the defense of any PFL Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) PMI may not partially settle a PFL Claim without the written consent of PFL, unless such settlement releases PFL fully from such claim, (ii) PMI shall promptly provide PFL with copies of all pleadings or similar document relating to a PFL Claim, (iii) PMI shall consult with PFL with respect to the defense and settlement of any PFL Claim, and (iv) in any litigation to which PFL is a party, PFL shall be entitled to be separately represented at its own expense by counsel of its own selection.

(c)           PMI agrees to defend any claims or suits brought against PFL and Licensee (“PMI Claims”), and will indemnify and hold PFL and Licensee harmless against any award or damages and costs made against PFL and Licensee by settlement or a final judgment of a court of competent jurisdiction in any suit insofar as, and only to the extent that, the same is based on a claim by any Person arising from any acts or omissions of PMI, but solely in PMI’s various capacities as corporate administrator, loan servicer or platform administrator, occurring after the Changeover Date.  PFL or Licensee shall give PMI prompt written notice of any PMI Claim.

Exhibit 10.4

(d)           PMI shall have sole control over the defense of any PMI Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) PMI may not partially settle a PMI Claim without the written consent of PFL or Licensee (as applicable), unless such settlement releases PFL or Licensee (as applicable), fully from such claim, (ii) PMI shall promptly provide PFL or Licensee (as applicable), with copies of all pleadings or similar document relating to a PMI Claim, (iii) PMI shall consult with PFL or Licensee (as applicable), with respect to the defense and settlement of any PMI Claim, and (iv) in any litigation to which PFL or Licensee is a party, PFL or Licensee (as applicable), shall be entitled to be separately represented at its own expense by counsel of its own selection.

6.5           Exclusive Remedy.  The remedies set forth in this Section 6 shall constitute the sole and exclusive remedies of the Parties, and the exclusive liability of the Parties, with respect to the claims described in this Section 6.

7.             Limitation of Damages and Disclaimer of Warranties.

7.1           Limit on Aggregate Damages.

(a)           Waiver of Certain Damages.  EXCEPT WITH RESPECT TO PMI’S INDEMNIFICATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL PMI BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, LOST PROFITS, LOSS OF USE OF EQUIPMENT OR LOST CONTRACTS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED PROPERTY OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF PMI HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL LICENSEE BE LIABLE TO PMI OR ANY OTHER PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, LOST PROFITS, LOSS OF USE OF EQUIPMENT OR LOST CONTRACTS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSEE’S DEVELOPMENTS OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF LICENSEE HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

(b)           Warranty Disclaimers.  THE LICENSED PROPERTY IS PROVIDED TO LICENSEE, AND THE LICENSEE DEVELOPMENTS ARE PROVIDED TO PMI, AS-IS.  PMI MAKES NO WARRANTIES TO LICENSEE OR TO ANY OTHER PARTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE LICENSED PROPERTY, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NON-INFRINGEMENT, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.  LICENSEE MAKES NO WARRANTIES TO PMI OR TO ANY OTHER PARTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE LICENSEE DEVELOPMENTS, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NON-INFRINGEMENT, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

(c)           Waiver of Certain Damages by PMI.  EXCEPT WITH RESPECT TO PMI’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.4 AND UNDER THE AMENDED AND RESTATED SERVICES AGREEMENT, DATED JANUARY 24, 2013 (THE “SERVICES AGREEMENT”) AND THE AMENDED AND RESTATED HOSTING SERVICES AGREEMENT, DATED JANUARY 24, 2013 (THE “HOSTING SERVICES AGREEMENT”), IN NO EVENT SHALL PMI BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, LOST PROFITS, LOSS OF USE OF EQUIPMENT OR LOST CONTRACTS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED PROPERTY OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF PMI HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL LICENSEE BE LIABLE TO PMI OR ANY OTHER PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, LOST PROFITS, LOSS OF USE OF EQUIPMENT OR LOST CONTRACTS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSEE’S DEVELOPMENTS OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF LICENSEE HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

Exhibit 10.4

7.2           PMI DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET LICENSEE’S REQUIREMENTS, WILL OPERATE IN COMBINATIONS LICENSEE MAY SELECT FOR USE, OR THAT OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.  LICENSEE DOES NOT WARRANT THAT THE LICENSEE DEVELOPMENTS WILL MEET PMI’S REQUIREMENTS, WILL OPERATE IN COMBINATIONS PMI MAY SELECT FOR USE, OR THAT OPERATION OF THE LICENSEE DEVELOPMENTS WILL BE UNINTERRUPTED OR ERROR-FREE.

7.3           LICENSEE IS REQUIRED TO ACCESS OR USE THE INTERNET IN CONNECTION WITH THE USE OF THE LICENSED SOFTWARE.  LICENSEE UNDERSTANDS AND AGREES THAT THE INTERNET IS AN UNREGULATED, PUBLIC NETWORK OVER WHICH PMI EXERTS NO CONTROL.  PMI MAKES NO REPRESENTATIONS OR WARRANTIES TO LICENSEE OR ANY OTHER PARTY OF ANY KIND WHATSOEVER, AND SHALL HAVE NO LIABILITY WHATSOEVER, WITH RESPECT TO THE ACCURACY, DEPENDABILITY, PRIVACY, SECURITY, AUTHENTICITY OR COMPLETENESS OF DATA TRANSMITTED OVER OR OBTAINED USING THE INTERNET, OR ANY INTRUSION, VIRUS, DISRUPTION, LOSS OF COMMUNICATION, LOSS OR CORRUPTION OF DATA, OR OTHER ERROR OR EVENT CAUSED OR PERMITTED BY OR INTRODUCED THROUGH LICENSEE’S USE OF THE INTERNET.

8.             Confidentiality.

8.1           Licensee’s Confidentiality Obligation.  For so long as this Agreement remains in effect and for a period of ten (10) years after any expiration or termination of this Agreement (and indefinitely with respect to any Source Code of either or both of the Prosper Parties), Licensee agrees that it and its managers, employees, consultants, agents and advisors shall treat confidentially and not disclose, or permit any Affiliate of it or its respective advisors, employees, agents or representatives to disclose, to any third party any non-public or proprietary information received from or on behalf of either or both of the Prosper Parties or about either or both of the Prosper Parties (“Confidential Information”).  Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential.  Further, for the avoidance of doubt, such Confidential Information shall include any personally identifiable information about any P2P Platform member, excluding personally identifiable information received by Licensee in the course of establishing or maintaining ATS access or a brokerage account for any such person or relating to executing a transaction for any such person.  Licensee agrees not to use such Confidential Information for any purpose other than for the purposes contemplated under this Agreement, without obtaining the prior written consent of the disclosing Prosper Party, except (a) portions of such information that are or become generally available to the public other than as a result of disclosure by Licensee in violation of this Agreement, (b) portions of such information received on a non-confidential basis from a third party who, to such recipient’s knowledge, is not prohibited from disclosing the information pursuant to a confidentiality agreement with, or fiduciary obligations to, the disclosing Prosper Party, and (c) for the purpose of making any disclosures required by applicable law.  In the event that such Confidential Information is disclosed in accordance with this paragraph, Licensee agrees to contractually require each Person to whom it has provided such Confidential Information as expressly permitted hereunder or with the prior written consent of the disclosing Prosper Party to keep such information confidential and to use and disclose it only in connection with its performance under this Agreement.

8.2           Prosper Parties’ Confidentiality Obligation.  For so long as this Agreement remains in effect and for a period of ten (10) years after any expiration or termination of this Agreement, each Prosper Party agrees that it and its directors, employees, consultants, agents, representatives and advisors shall treat confidentially and will not disclose to any third party any Confidential Information received from or on behalf of Licensee or about Licensee any of its Affiliates, or use such Confidential Information for any purpose other than granting the license hereunder or for the fulfillment of the Prosper Parties’ respective obligations under this Agreement without obtaining the prior written consent of Licensee, except (a) portions of such information that are or become generally available to the public other than as a result of disclosure by a Prosper Party in violation of this Agreement, (b) portions of such information received on a non-confidential basis from a third party who, to such recipient’s knowledge, is not prohibited from disclosing the information pursuant to a confidentiality agreement with, or fiduciary obligations to, Licensee, and (c) for the purpose of making any disclosures required by applicable law.  For the avoidance of doubt, Licensee’s Confidential Information shall include any personally identifiable information provided by an individual or entity to Licensee or either Prosper Party solely for the purpose of accessing the ATS or opening a brokerage account through Licensee.

Exhibit 10.4

8.3           Permitted Disclosure.  Notwithstanding the foregoing provisions of Sections 8.1 and 8.2, a Party may disclose Confidential Information received from another Party if:

(a)           such information is disclosed, in compliance with applicable law, by the receiving Party to its advisors, representatives, agents and employees, acting in their capacity as such, who have a need to know such Confidential Information in connection with the performance of this Agreement; provided, however, that such advisors, representatives, agents and employees shall be required to agree to abide by the requirements of this Section 8 and the receiving Party shall be liable to the disclosing Party for any breach of these requirements by its advisors, employees, agents and representatives; or

(b)           a Party determines that it is required by applicable law to disclose information not otherwise permitted to be disclosed pursuant hereto.  In advance of any such disclosure (to the extent legally permitted and reasonably practicable), the receiving Party shall consult with the disclosing Party regarding such disclosure and seek confidential treatment for such portions of the disclosure as may be requested by the disclosing Party.  Such receiving Party shall have no liability hereunder if, prior to the required disclosure, the receiving Party receives a written opinion from its counsel opining that such disclosure is required by law or regulation.  In addition, notwithstanding any other provision of this Agreement, any Party shall be permitted to file a copy of this Agreement with any governmental authority or securities regulatory body.

(c)           Notwithstanding any provisions of this Agreement to the contrary, PFL agrees that PMI may use, retain and disclose all Confidential Information of PFL obtained by PMI without regard to the provisions of this Section 8.

8.4           Damages Not an Adequate Remedy.  Without prejudice to any other rights or remedies of a Party, the Parties acknowledge and agree that damages would not be an adequate remedy for any breach of this Section 8 and the remedies of prohibitory injunctions and other relief are appropriate and may be sought for any threatened or actual breach of any provision of this Section 8.  No proof of special damages shall be necessary for the enforcement of any Party’s rights under this Section 8.

9.             Term and Termination.

9.1           Term.

(a)           Unless earlier terminated in accordance with Section 9.2, the initial term of this Agreement shall begin on the Effective Date and shall continue for a period of one year (“Initial Term”).

(b)           On the first anniversary of the Effective Date and each anniversary date thereafter, this Agreement shall automatically successively renew for a period of one (1) year each (each a “Renewal Term”) unless prior to expiration of the Initial Term or a Renewal Term PMI or Licensee provides thirty (30) days’ written notice to the other Parties of its intent not to renew, or unless earlier terminated in accordance with Section 9.2.  The Initial Term and any Renewal Term shall be collectively referred to herein as the “Term”.

9.2           Termination.

(a)           The following Parties may terminate this Agreement:

(i)	PMI in writing, without cause, effective nine (9) months’ after notice is sent to Licensee;

Exhibit 10.4

(ii)	Licensee in writing, without cause, effective nine (9) months’ after such notice is sent to the Prosper Parties;

(iii)
PMI or Licensee, in writing to the other Parties, effective immediately, in the event of any material breach of any warranty, representation or covenant of this Agreement by another Party which remains uncured thirty (30) days after written notice of such breach to such other Party; or

(iv)	PMI or Licensee, upon mutual agreement of the Parties.

(b)           Notwithstanding the foregoing, this Agreement shall terminate immediately upon the effective termination of the Services Agreement or the Hosting Services Agreement.

9.3.          Effect of Termination.  Upon the expiration or termination of this Agreement for any reason, all of the rights and licenses granted hereunder, shall terminate, and Licensee shall immediately (a) cease any use of the Licensed Property, (b) either return to PMI all Licensed Property in the possession of Licensee, or destroy all embodiments thereof, and (c) certify to PMI in writing that Licensee has complied with the requirements of clauses (a) and (b) of this Section 9.3.

9.4           Waiver.  Upon the expiration or termination of this Agreement, neither Prosper Party shall have any obligation to Licensee or employee of Licensee, for compensation or indemnity on account of the loss by Licensee of present or prospective sales, investments, compensation or goodwill.  Licensee, for itself and on behalf of each of its employees, hereby waives any rights which may be granted to it or them under all applicable laws and regulations which are not granted to it or them by this Agreement.  Licensee hereby indemnifies and holds the Prosper Parties harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of Licensee under any applicable employment termination, labor, social security or other similar laws or regulations.

9.5           Survival.  The provisions of Sections 5, 6, 7, 8, 9.3, 9.4, 9.5, 10, 12, 13 and 14 shall survive any expiration or termination of this Agreement in accordance with their terms.

10.           Miscellaneous.

10.1         Notices.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when transmitted by facsimile during business hours with proof of confirmation from the transmitting machine, or delivered by courier or other hand delivery, as follows:

Prosper Marketplace, Inc.:

111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Attn: General Counsel
compliance@prosper.com
Facsimile: 415-593-5433

Prosper Funding LLC:

111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Attn: Secretary
compliance@prosper.com
Facsimile: 415-593-5433

FOLIOfn Investments, Inc.:

8180Greensboro Drive
8th Floor
McLean, VA 22102
Attn: Michael Hogan
hoganm@folioinvesting.com

Exhibit 10.4

10.2         Assignment.  Licensee shall neither assign nor transfer this Agreement or any interest herein without the prior written consent of each Prosper Party, which consent shall not be unreasonably withheld.  Either Prosper Party may assign this Agreement and/or subcontract its performance hereunder upon notice to Licensee.  A purported assignment of this Agreement or any of the rights, interests or obligations hereunder not in compliance with this Section 10.2 shall be null and void ab initio.

10.3         Entire Agreement.  This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the Parties with respect to the subject matter covered by this Agreement (other than any administration, corporate administration, loan servicing, platform administration or similar agreement entered into between PMI and PFL pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide certain services to PFL in relation to the New Public Offering (each such agreement, a “Services Agreement”)).  This Agreement supersedes all previous agreements and understandings, if any, by and between the Parties with respect to the subject matter covered by this Agreement (other than any Services Agreement).  This Agreement may not be amended, changed or modified except by a writing duly executed by the Parties hereto.

10.4         Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, and all other provisions of this Agreement shall nevertheless be carried into effect and the Parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the Parties to the extent possible in a manner which is valid and enforceable. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

10.5         Remedies and Waivers.  All rights and remedies of the Parties under this Agreement are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the Parties may have.  The Parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the Party to be bound.  No delay or omission on the part of a Party in exercising any right or remedy hereunder or thereunder shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.6         Governing Law.  This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by the substantive laws of the Commonwealth of Virginia to the exclusion of its rules of conflict of laws and the Parties agree to submit to the exclusive jurisdiction of the state and federal courts located in Virginia for the resolution of all disputes arising out of this Agreement or in connection with the Licensed Property.

10.7         Headings.  The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

10.8         Counterparts and Facsimile.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.  Transmission of facsimile or electronic copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

Exhibit 10.4

10.9         Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, or corporation other than the Parties, any rights or remedies under or by reason of this Agreement.

10.10       Binding Effect.  Subject to Section 10.2 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

10.11       Independent Contractors.  The Parties agree that in performing their respective responsibilities pursuant to this Agreement, they are in the position of independent contractors.  This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Licensee and either or both of the Prosper Parties.

10.12       Force Majeure.  No Party shall incur liability to another Party due to any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to failure of suppliers, strikes, lockouts or other labor disputes, riots, acts of war or civil unrest, earthquake, fire, the elements or acts of God, novelty of product manufacture, unanticipated product development problems, or governmental restrictions or other legal requirements; provided, that the delayed Party notifies the other Parties in writing immediately upon commencement of such event and makes diligent efforts to resume performance immediately upon cessation of such event.

11.           Commencement of New Public Offering.  On commencement of the New Public Offering (and written notification of such given by PMI to Licensee (such commencement date being the “Changeover Date)), this Agreement shall automatically be amended as follows:

11.1           Assignment of Rights.  Except as set forth in Section 11.2(a) and (b), all rights duties, obligations, covenants, and representations and warranties of PMI hereunder shall be assigned by PMI to, and shall be fully assumed by, PFL.  Upon such assumption, PMI shall be fully released and discharged from any and all such duties, obligations, covenants, representations and warranties to the extent relating to any period, or any acts or omissions, occurring subsequent to such assumption, except that PMI’s indemnification  obligations under the 2009 License Agreement and PMI’s limited indemnification obligations under Section 6.4 of this Agreement, and PMI’s warranty obligations under the 2009 License Agreement and, solely with respect to matters arising prior to the Changeover Date, Section 7 of this Agreement, shall remain in full force and effect.

11.2           References to PMI.  Except as set forth in subsections (a) and (b) below, all references to PMI in the Agreement shall be deemed to be references to PFL.

(a)           All references to “PMI” in the introductory paragraph, recitals, the definitions of “Party,” “Parties,” “Prosper Party” and “Prosper Parties,” Sections 1,  6.4, 7.1(c), 8.3(c), 10.1, 10.3, 11, 12, 13, 14, and the signature page shall not be deemed to be replaced with “PFL” but shall continue to be references to PMI.

(b)           PMI shall remain obligated to perform, and shall remain entitled to exercise, from and after the Changeover Date all obligations and rights that apply to it in its capacity as a “Party” or a “Prosper Party” as stated in this Agreement.

12.           Performance by PMI; Separate Entities.

12.1     Licensee acknowledges and agrees that after the Changeover Date (i) PMI will continue to perform its obligations under the Sections listed in Sections 11.2(a) and (b) as party to this Agreement for and on behalf of itself and (ii) PMI may perform, on behalf of PFL, any obligations of PFL to Licensee under this Agreement (other than payment obligations), but solely in its various capacities as corporate administrator, loan servicer, platform administrator or similar capacity under any administration, corporate administration, loan servicing, platform administrator or similar agreement entered into between PMI and PFL pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide corporate administration, loan servicing, platform administration or similar services to PFL in relation to the New Public Offering.

Exhibit 10.4

12.2     Notwithstanding Section 12.1, Licensee acknowledges and agrees that PFL and PMI are separate legal entities and that neither Prosper Party has guaranteed the performance by the other Prosper Party of its obligations hereunder.  Accordingly, Licensee agrees that (i) PFL shall have no liability for the performance by PMI of its obligations, and (ii) PMI shall have no liability for the performance by PFL of its obligations.

13.     Limited Recourse. The obligations of PFL under this Agreement are solely the obligations of PFL.  No recourse shall be had for the payment of any amount owning by PFL under this Agreement, or any other obligation of or claim against PFL arising out of or based upon this Agreement, against any organizer, member, director, officer, manager or employee of PFL or any of its Affiliates; provided, however, that the foregoing shall not relieve any such person of any liability it might otherwise have as a result of fraudulent actions or omissions taken by it.  Each of Licensee and PMI agrees that PFL shall be liable for any claims that it may have against PFL only to the extent that PFL has funds available to pay such claims that are not, under the indenture governing PFL’s borrower payment dependent notes, allocated to the payment of such notes.

14.     No Petition.  Each of Licensee and PMI hereby covenants and agrees that it will not institute against, or join or assist any other Person in instituting against, PFL any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of any jurisdiction for one year and a day after all of the borrower payment dependent notes of PFL have been paid in full.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Prosper Marketplace, Inc.

By:	/s/ Sachin Adarkar

Name:	Sachin Adarkar

Title:	Secretary

Prosper Funding LLC

By:	/s/ Sachin Adarkar

Name:	Sachin Adarkar

Title:	Secretary

FOLIOfn Investments, Inc.

By:	/s/ Michael J. Hogan

Name:	Michael J. Hogan

Title:	Chief Executive Officer and President

Exhibit 10.4

EXHIBITS

Exhibit A:         Licensed Software

Exhibit 10.4

EXHIBIT A

Licensed Software

The Licensed Software shall mean the computer software that allows users to perform the following tasks: (i) post an offer to sell PMI Member Notes (the “Notes”) they hold in their account with PMI, (iii) review offers posted by other users, (iv) access information about the consumer loans underlying each Note (including static information available at the time the loan was issued, and dynamic information such as payment history and the borrower’s credit score range, updated each month), and (v) submit orders to buy Notes.  The software also features administrative functions that permits Licensee’s personnel to retrieve and review information regarding transactions.  For the avoidance of doubt, the aforementioned features may be modified by PMI from time to time as may be required by federal or state securities laws, rules or regulations.